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                                                                   EXHIBIT 99.1

                                  [INDUS LOGO]


CONTACTS:
Indus International                                     Kalt Rosen & Co.
Gary Frazier, Corporate Communications                  Pierre Hirsch
770-989-4188, gary.frazier@indus.com                    415/397-2686


  INDUS INTERNATIONAL REPORTS FISCAL FOURTH QUARTER AND FULL YEAR 2005 RESULTS

         Significant Growth in License Fees, Profitability and Cash Flow and Restatements of Prior Periods for Lease Accounting

ATLANTA, MAY 10, 2005 - Indus International Inc. (NASDAQ: IINT), a leading provider of Service Delivery Management (SDM)(TM) solutions, today announced the results of operations for its fiscal fourth quarter and year ended March 31, 2005, and provided guidance for future financial performance.

Total revenue for the fourth quarter of fiscal 2005 was $37.4 million, compared with $39.8 million in the same quarter last year and $33.7 million last quarter. Revenue from software license fees totaled $8.9 million, 29 percent greater than the same period a year ago and 26 percent greater than last quarter. Net income for the quarter was $2.5 million, or $0.04 per fully diluted share, compared to $0.7 million in the same quarter last year and $2.6 million last quarter. Net income last quarter included a $1.0 million benefit related to a reduction in a lease reserve recorded as part of a prior restructuring charge. Adjusted net income, which excludes the $1.0 million benefit, was $1.6 million for the third quarter of fiscal 2005. A reconciliation of adjusted net income (loss) is included in the financial statements that are part of this press release.

KEY QUARTERLY FINANCIAL AND BUSINESS HIGHLIGHTS:

         - Grew software license fees by 29 percent year over year and 26 percent sequentially, furthering our SDM leadership

         - Posted adjusted net income, which excludes restructuring benefits and charges, of $2.4 million, or $0.04 per fully diluted share, reflecting year-over-year and sequential improvements of 252 percent and 52 percent, respectively


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                     Indus Announces Fiscal Fourth Quarter 2005 Results, page 2


         - Increased available cash by $5.7 million through improved cash flow from operations, bringing the cumulative increase over last two quarters to $9.3 million

         - Expanded gross and operating margins to 63 percent and 7 percent, respectively, reflecting successful execution of our business plans and improved business efficiencies

         - Displaced a major competitor with a significant sale of our Service Suite(TM) offering to a key, long-time Asset Suite(TM) customer

         - Licensed our entire SDM solution, including Asset Suite, Customer Suite(TM) and Service Suite, to a major utility customer in a multimillion-dollar transaction

         - Licensed Service Suite in more than 60 percent of software deals, demonstrating increased demand and growth for our SDM offering

         - Executed a significant contract with a major Japanese utility for our Asset Suite software and related services, expected to generate revenues in excess of $3 million in fiscal year 2006

FULL YEAR FISCAL 2005 RESULTS

Total revenue for fiscal 2005 was $142.2 million, compared with $146.4 million in fiscal 2004. On a full-year comparison, software license revenue grew 33 percent while service revenue declined 10 percent - all in keeping with our plans toward a more leveraged business model. The Company's net loss for fiscal 2005 totaled $6.1 million, or $0.11 per fully diluted share, compared with a net loss of $12.0 million, or $0.24 per fully diluted share, during the prior year. During fiscal 2005, the Company incurred restructuring charges associated with rationalizations of facilities and staffing totaling $10.4 million, compared to no such charges last year. Adjusted net income, which excludes the restructuring charges, was $4.4 million for fiscal 2005, reflecting a $16.3 million improvement over the adjusted net loss of $12.0 million for fiscal 2004.

EXECUTIVE COMMENTARY

"I am pleased with how strong we finished the year," said Indus President and CEO Greg Dukat. "We exceeded all of our strategic business goals. The fourth quarter marks the culmination of our transition from a company grounded in enterprise asset management to a formidable competitor in a market with significantly greater opportunity, Service Delivery Management. Our business and financial prospects look better with each passing quarter as our pipeline of opportunities grows and our financial strength improves. Execution, consistency and overachievement are goals that drive our every action. We enter fiscal 2006 in excellent shape."


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                     Indus Announces Fiscal Fourth Quarter 2005 Results, page 3


Indus Chief Financial Officer Tom Williams added, "It is a tribute to our employees as to just how far we have come as a company in the past year, from exhaustive restructurings and burning significant amounts of cash to business growth and increases in profitability, cash flow from operations and overall business efficiencies. Our core markets have proved strong, and we have worked very hard and smart to capitalize on the opportunities afforded to us and to position Indus to win."

BUSINESS OUTLOOK

For the first quarter of fiscal 2006 ending June 30, 2005, the Company currently projects revenues of between $33.0 million and $36.0 million. Net income and adjusted net income for the quarter is anticipated to range between $0.02 and $0.04 per fully diluted share. For fiscal 2006, we currently project adjusted net income, which excludes restructuring charges and benefits, to grow in a range of 75 percent to 150 percent. These projections assume no significant changes to the current general economic environment and the capital spending environments within our markets over the next few months.

RESTATEMENT OF FINANCIAL STATEMENTS FOR LEASE ACCOUNTING INTERPRETATION

In connection with the preparation of the Company's financial statements for the fourth quarter of fiscal 2005 and full fiscal year 2005, Indus management reviewed the Company's accounting for leases and the relevant accounting standards in consultation with Ernst & Young LLP, its independent registered public accounting firm. Due to heightened awareness arising out of a February 7, 2005, letter by the Office of the Chief Accountant of the Securities and Exchange Commission (SEC) to the American Institute of Certified Public Accountants, like many other companies, Indus management identified accounting errors in prior reported periods related to the recognition of rent expense for scheduled rent escalations, lease incentives in the form of tenant improvement reimbursements and the amortization period for leasehold improvements. Indus management and its audit committee, in consultation with Ernst & Young LLP, have determined that it is appropriate to restate previously issued financial statements for each of the fiscal years and the three-month transition period dating back to the fiscal year ended December 31, 2000. The restatement will have no impact on previously reported cash flows or revenues. The correction of errors in its accounting for leases is expected to result in a $1.3 million increase in the cumulative net losses for all reported periods ending March 31, 2004. Correct application of applicable accounting standards during fiscal year 2005 improves net


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                     Indus Announces Fiscal Fourth Quarter 2005 Results, page 4 income by approximately $1.1 million as compared to historical accounting treatment applied by the Company, of which $900,000 reduces the restructuring charges previously recorded. The financial statements and information contained in this press release have been restated to reflect these adjustments. Although the Company does not anticipate any changes to the adjustments noted above, they are subject to change as the Company's independent registered public accounting firm completes its audit of these matters. As a result of this restatement, Indus management and Ernst & Young LLP have determined that there is a material weakness in the Company's internal control over financial reporting related to accounting for leases. The Company has developed and plans to implement internal controls to ensure proper accounting for leases and the financial reporting going forward. Additional details related to the restatement and this material weakness can be found in the Form 8-K filed by Indus today with the SEC.

INVESTOR CALL

As announced on April 13, Indus will conduct an investor conference call to discuss the Company's results at 4:30 p.m. (Eastern) today. Investors may access the conference call over the Internet via the Company's Website (investor.indus.com), or via telephone by dialing 800-938-0653 (International callers dial 973-321-1100). Those listening via the Internet should go to the site 15 minutes early to register, download and install any necessary audio software.

For those who cannot listen to the live broadcast, a replay will be available through midnight (Eastern), May 27, by dialing 877-519-4471 (international callers dial 973-341-3080) and entering conference ID #5942526; or by going to the Company's Website (Investor.Indus.com).

Like most companies, Indus will be taking live questions from securities analysts and institutional portfolio managers, but the complete call is open to all interested parties on a listen-only basis. Furthermore, Indus will answer questions submitted by individual investors at any time prior to and during the call. Individual investors should send their questions via email to investorqa@indus.com.

ABOUT INDUS INTERNATIONAL

Indus is a leading provider of Service Delivery Management (SDM) solutions, which help clients in a broad array of industries optimize the management of their customers, workforce, spare parts inventory, tools and documentation in order to maximize performance and customer satisfaction while achieving significant cost savings. Indus customer, asset and workforce


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                     Indus Announces Fiscal Fourth Quarter 2005 Results, page 5 management software products, professional services and hosted service offerings improve our clients' profitability by reducing costs, increasing capacity and competitiveness, improving service to their customers, facilitating billing for services and ensuring regulatory compliance. Indus solutions have been purchased by more than 400 companies in more than 40 countries, representing diverse industries -- including manufacturing, utilities, telecommunications, government, education, transportation, facilities and property management, consumer packaged goods and more. For more information, visit our Website at http://www.indus.com.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains statements, estimates or projections that are not historical in nature and that may constitute "forward-looking statements" as defined under U.S. federal securities laws. These statements include, but are not limited to, estimated revenues and operating results for the quarter ending on June 30, 2005, and the full year ending March 31, 2006, and the Company's ability to maintain profitability and positive cash flow. These statements, which speak only as of the date given, are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company's historical experience and our expectations or projections. These risks include, but are not limited to, projected growth in the emerging service delivery management market, market acceptance of our service delivery management strategy, current market conditions for our products and services, our ability to achieve growth in our asset management and customer management offerings, market acceptance and the success of our new products and enhancements and upgrades to our existing products, the success of our product development strategy, our competitive position, the ability to establish and retain partnership arrangements, our ability to develop our indirect sales channels, changes in our executive management team, uncertainty relating to and the management of personnel changes, the ability to realize the anticipated benefits of our recent restructurings, timely development and introduction of new products, releases and product enhancements, current economic conditions, heightened security and war or terrorist acts in countries of the world that affect our business, and other risks identified from time-to-time in the Company's SEC filings. Investors are advised to consult the Company's filings with the SEC, including its 2004 Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, for a further discussion of these and other risks.

The information presented in this press release includes financial measures using generally accepted accounting principles ("GAAP") and using adjustments to GAAP. In particular, we have shown certain GAAP measures adjusted to eliminate restructuring charges in the three and nine month periods shown and discussed herein, which relate to excess lease costs for vacated office space and severance costs. We have presented such non-GAAP financial measures because we believe that they allow management to view trends and changes in operating performance excluding the effects of certain items, they are helpful for a period-to-period comparison of our results and are frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of GAAP results, to compare the performance of companies.

Indus is a registered trademark of Indus International, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

                                       ###


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                     Indus Announces Fiscal Fourth Quarter 2005 Results, page 6


                            INDUS INTERNATIONAL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)

                                                                                March 31, 2005      March 31, 2004
                                                                                --------------      --------------
ASSETS                                                                                              ("As Restated")

CURRENT ASSETS:

Cash and cash equivalents                                                          $  27,779           $  31,081
Restricted cash                                                                          194                  70
Billed accounts receivable, net                                                       17,225              21,201
Unbilled accounts receivable                                                          12,240               9,074
Other current assets                                                                   3,672               4,033
                                                                                   ---------           ---------
  Total current assets                                                                61,110              65,459

Property and equipment, net                                                           30,755              35,326
Capitalized software, net                                                              5,014               7,689
Goodwill                                                                               7,442               6,956
Acquired intangible assets, net                                                       10,536              12,562
Restricted cash, noncurrent                                                            5,821               5,492
Other assets                                                                             427                 596
                                                                                   ---------           ---------
     Total assets                                                                  $ 121,105           $ 134,080
                                                                                   =========           =========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

Notes payable                                                                      $     767           $     767
Accounts payable                                                                       4,208               6,806
Accrued liabilities                                                                   19,213              18,009
Deferred revenue                                                                      33,239              38,257
                                                                                   ---------           ---------
  Total current liabilities                                                           57,427              63,839

Income taxes payable                                                                   3,137               4,389
Mortgage and other liabilities                                                        20,128              20,252

STOCKHOLDERS' EQUITY:

Common stock                                                                              58                  57
Additional paid-in capital                                                           165,280             164,431
Treasury stock, at cost                                                               (4,681)             (4,681)
Deferred compensation                                                                     --                 (50)
Accumulated deficit                                                                 (121,322)           (115,257)
Accumulated other comprehensive income                                                 1,078               1,100
                                                                                   ---------           ---------
  Total stockholders' equity                                                          40,413              45,600
                                                                                   ---------           ---------

Total liabilities and stockholders' equity                                         $ 121,105           $ 134,080
                                                                                   =========           =========

    Indus International, Inc. 3301 Windy Ridge Parkway Atlanta Georgia 30339
                      Tel: 770.952.8444 Fax: 770.955.2977


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                     Indus Announces Fiscal Fourth Quarter 2005 Results, page 7


                            INDUS INTERNATIONAL, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In Thousands, except per share data)

                                                                        ("Unaudited")
                                                                     Three Months Ended              Twelve Months Ended
                                                                           March 31,                       March 31,
                                                                ---------------------------     -----------------------------
                                                                  2005            2004            2005              2004
                                                                --------    ---------------     ---------     ---------------
                                                                            ("As Restated")                   ("As Restated")
REVENUE:
 Software license fees                                          $  8,850        $  6,846        $  31,866        $  23,917
 Services:
   Support, outsourcing and hosting                               15,276          15,195           59,543           59,536
   Consulting, training and other                                 13,254          17,758           50,760           62,933
                                                                --------        --------        ---------        ---------
Total revenue                                                     37,380          39,799          142,169          146,386
                                                                --------        --------        ---------        ---------

Cost of revenue:
 Software license fees                                               488             558            3,737              999
 Services:
   Support, outsourcing and hosting                                3,678           4,750           16,975           20,265
   Consulting, training and other                                  9,593          12,734           38,995           46,342
                                                                --------        --------        ---------        ---------
Total cost of revenue                                             13,759          18,042           59,707           67,606
                                                                --------        --------        ---------        ---------
Gross margin                                                      23,621          21,757           82,462           78,780
                                                                --------        --------        ---------        ---------

OPERATING EXPENSES:
 Research and development                                          8,711           7,715           31,956           34,960
 Sales and marketing                                               8,189           7,684           30,619           33,334
 General and administrative                                        4,063           5,705           15,125           21,227
 Restructuring expenses                                             (118)             10           10,430               44
                                                                --------        --------        ---------        ---------
   Total operating expenses                                       20,845          21,114           88,130           89,565
                                                                --------        --------        ---------        ---------

Operating income (loss)                                            2,776             643           (5,668)         (10,785)

Other income (expense)                                              (231)             24             (285)            (554)
                                                                --------        --------        ---------        ---------

Pre-tax income (loss)                                              2,545             667           (5,953)         (11,339)

Provision (benefit) for income taxes                                  33              (3)             112              623
                                                                --------        --------        ---------        ---------
NET INCOME (LOSS)                                               $  2,512        $    670        $  (6,065)       $ (11,962)
                                                                ========        ========        =========        =========
NET INCOME (LOSS) PER SHARE:

  Basic                                                         $   0.04        $   0.01        $   (0.11)       $   (0.24)
                                                                ========        ========        =========        =========
  Diluted                                                       $   0.04        $   0.01        $   (0.11)       $   (0.24)
                                                                ========        ========        =========        =========
SHARES USED IN COMPUTING PER SHARE DATA:

  Basic                                                           57,456          54,883           57,259           49,455
  Diluted                                                         58,630          57,305           57,259           49,455



    Indus International, Inc. 3301 Windy Ridge Parkway Atlanta Georgia 30339
                      Tel: 770.952.8444 Fax: 770.955.2977


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                     Indus Announces Fiscal Fourth Quarter 2005 Results, page 8


                           INDUS INTERNATIONAL, INC.
                  RECONCILIATION OF ADJUSTED NET INCOME (LOSS)
                     (In Thousands, except per share data)
                                  ("Unaudited")

                                                                      Three Months Ended             Twelve Months Ended
                                                                          March 31,                       March 31,
                                                                ---------------------------    ------------------------------
                                                                  2005            2004            2005              2004
                                                                --------    ---------------    ---------      ---------------
                                                                            ("As Restated")                   ("As Restated")
RECONCILIATION OF ADJUSTED NET INCOME (LOSS)*:

  Net income (loss)                                             $  2,512        $    670       $  (6,065)       $ (11,962)
  Restructuring expenses                                            (118)             10          10,430               44
  Income tax effect                                                   --              --              --               --
                                                                --------        --------       ---------        ---------
  Adjusted net income (loss)*                                   $  2,394        $    680       $   4,365        $ (11,918)
                                                                ========        ========       =========        =========

                                                                --------        --------       ---------        ---------
ADJUSTED NET INCOME (LOSS) PER DILUTED SHARE*                   $   0.04        $   0.01       $    0.08        $   (0.24)
                                                                ========        ========       =========        =========


* The information presented above includes financial measures using generally accepted accounting principles ("GAAP") and using adjustments to GAAP. In particular, we have shown certain GAAP measures adjusted to eliminate restructuring charges, as well as subsequent revisions of the estimates used in the determination of such charges, relating to excess lease costs for vacated office space and severance costs. We have presented such non-GAAP financial measures because we believe that they allow management to view trends and changes in operating performance excluding the effects of certain items, they are helpful for a period-to-period comparison of our results and are frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of GAAP results, to compare the performance of companies.




    Indus International, Inc. 3301 Windy Ridge Parkway Atlanta Georgia 30339
                      Tel: 770.952.8444 Fax: 770.955.2977



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